Exhibit 23.2
INDEPENDENT AUDITORS’ CONSENT
We consent to the incorporation by reference in Registration Statements Nos. 2-83963, 33-50606, 333-30331, 333-87077, 333-91440, 333-104714, 333-105567, 333-105568, 333-112421, 333-121089, 333-134281, and 333-153542 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 2-84723 on Form S-8, Post Effective Amendment No. 1 to Registration Statement No. 333-105567 on Form S-8, and Registration Statements Nos. 333-12909, 333-30355, and 333-145055 on Form S-3 of Schering-Plough Corporation of our report dated February 26, 2009, relating to the combined financial statements of the Merck/Schering-Plough Cholesterol Partnership appearing in this Annual Report on Form 10-K of Schering-Plough Corporation for the year ended December 31, 2008.
/s/  Deloitte & Touche LLP
Parsippany, New Jersey
February 26, 2009

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